UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

VESTIN REALTY MORTGAGE I, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to the Form 8-K filed by Vestin Realty Mortgage I, Inc. with the U.S. Securities and Exchange Commission on October 6, 2011 (the “Original Form 8-K”) and amended on November 11, 2011 (“Amendment No. 1”) is being filed solely to replace Exhibit 2.2 in Amendment No. 1 in its entirety with an executed copy of the Membership Interest Purchase Agreement attached hereto as Exhibit 2.2 and add Items 2.01 and 9.01.  All other information in the Original Form 8-K, as amended by Amendment No. 1, remains unchanged.  This Amendment No. 2 does not reflect events occurring after the filing of the Original Form 8-K or Amendment No. 1 and no attempt has been made in this Amendment No. 2 to modify or updated other disclosures as presented in those filings.  Accordingly, this Amendment No. 2 should be read in conjunction with the Original Form 8-K and Amendment No.1.

Item 1.01   Entry into a Material Definitive Agreement

Vestin Realty Mortgage I, Inc., a Maryland corporation (“VRTA”) and Vestin Realty Mortgage II, Inc., a Maryland corporation (“VRTB”) have entered into a Membership Interest Purchase Agreement dated October 3, 2011 (the “Purchase Agreement”) with NorthStar Hawaii, LLC, a Delaware limited liability company (“NorthStar”), a wholly owned entity of NorthStar Memorial Group, to sell their membership interests in Hawaii Funeral Services, LLC, a company that operates four cemeteries and four mortuaries in the state of Hawaii through its wholly-owned subsidiaries.  NorthStar Memorial Group is a privately held funeral home and memorialization company with cemeteries and funeral homes in California, Florida, Illinois, Ohio, Oklahoma, Tennessee and Washington.

As part of the purchase, NorthStar has agreed to pay the sum of $15,300,000 and assume certain liabilities.  In addition, VRTA and VRTB will retain a portion of the cash currently on hand.  All proceeds from purchase agreement will be allocated between VRTA & VRTB based on ownership percentage.  The closing of the purchase is contingent upon the Hawaii Department of Commerce and Consumer Affairs’ review of the transaction as well as certain other contingencies.  There can be no assurance that all of the contingencies will be met or that the closing of the purchase will be consummated.

At closing, $12,300,000 of the purchase price will be paid to VRTA and VRTB and $3,000,000 of the purchase price will be placed into an interest bearing escrow account, and such amount will be disbursed upon the settlement of certain litigation and the issuance of a title insurance policy.  The Purchase Agreement contains customary representations and warranties and certain indemnity obligations on the part of VRTA, VRTB and Northstar.  In addition, in the event certain indemnity obligations exceed $2,000,000 VRTA and VRTB have certain rights to repurchase the membership interests in Hawaii Funeral Services, LLC.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

2.2*	Membership Interest Purchase Agreement between VRTA and VRTB, as sellers, and Northstar, as buyer

* Portions of this exhibit have been omitted pursuant to a confidential treatment request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

By Vestin Mortgage, LLC., its sole manager

Date: August 14, 2012	By /s/ Eric Bullinger
Eric Bullinger
Chief Financial Officer